As filed with the Securities and Exchange Commission on June 24, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Saratoga Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	20-8700615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

535 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Notes due 2025	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-227116

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

This Form 8-A/A (the “Amendment”) is being filed to amend certain information set forth in the Registration Statement on Form 8-A filed by Saratoga Investment Corp., a Maryland corporation (the “Registrant”), with the Securities and Exchange Commission on June 24, 2020 (the “Original 8-A”), related to the Registrant’s 7.25% Notes due 2025 (the “Notes”). This Amendment is being filed solely to change the reference of the Notes being listed on the New York Stock Exchange under the trading symbol “SAC” to the trading symbol “SAK.”There are no other changes to the Original 8-A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered

Item 1 is amended and restated as follows:

The securities to be registered hereby consist of the Notes of the Registrant. The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “SAK.”

For a description of the Notes, reference is made to (i) the information set forth in the section captioned “Description of the Notes” in the Registrant’s prospectus included in Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 (File No. 333-227116) (including the information incorporated or deemed to be incorporated by reference therein, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the section captioned “Description of the Notes” in the Registrant’s prospectus supplement dated June 17, 2020, as filed with the Commission on June 18, 2020, pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Incorporation of Saratoga Investment Corp. (incorporated by reference to the Registrant’s Form 10-Q for the quarterly period ended May 31, 2007 filed July 13, 2007).

3.2	Articles of Amendment of Saratoga Investment Corp. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed August 3, 2010).

3.3	Articles of Amendment of Saratoga Investment Corp. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed August 13, 2010).

3.4	Second Amended and Restated Bylaws of Saratoga Investment Corp. (incorporated by reference to Saratoga Investment Corp.’s Current Report on Form 8-K filed on June 14, 2011).

4.1	Form of Indenture by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit (d)(4) to the Registrant’s Registration Statement on Form N-2 (File No. 333-186323) filed on April 30, 2013).

4.2	Fourth Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, relating to the 7.25% Note due 2025 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-00732) filed on June 24, 2020).

4.3	Form of 7.25% Notes due 2025 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 814-00732) filed on June 24, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 24, 2020

Saratoga Investment Corp.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer

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